                                                            "[ ]" indicates that
                                                            the confidential
                             DEVELOPMENT AGREEMENT          portion has been
                                                            omitted and filed
                                   BETWEEN                  separately with
                                                            the Commission

ISS GmbH
Konigsbrucker Landstrasse 159
Haus 335
01109 Dresden
Germany

                    - hereinafter called "ISS" or "party" -

and

Robert Bosch GmbH
Postfach 10 60 50
70049 Stuttgart
Germany

                    - hereinafter called "RB" or "party" -


PREAMBLE

RB is currently developing a new diesel injection system called "Common Rail diesel fuel injection system" - hereinafter called "CR" -, which shall be introduced in the market with competitive prices in 1996. This system uses a high pressure sensor to measure and control the system pressure in the CR.

ISS Incorporated, San Jose, USA - hereinafter called "ISS Inc." through its strategic alliance with Nagano Keiki Seisakusho, Ltd., Ohta-Ku, Japan - hereinafter called "Nagano" - has an exclusive access to media compatible pressure sensing elements. ISS Inc. has developed a broad portfolio of media compatible pressure transducers known as the XKP series using Nagano's pressure sensor elements. These products are currently in volume production for automotive and industrial applications.

To support and service European customers, ISS Inc. has established a subsidiary, ISS in Dresden, Germany. ISS is installing necessary capacity and quality systems to support automotive sensor production requirements.

ISS intends to utilise the technology and experience gained with the product line of ISS Inc. and Nagano to develop - together with ISS Inc. and Nagano - high pressure transducers optimised to meet stringent requirements specified by RB for CR application. During this development a new sensor elementary generation, better mounting technologies, a new ASIC generation and two custom specific connectors will be implemented and qualified for the high volume mass production.

RB and ISS will establish an "Open Relationship" during the development phase and institute frank exchange of information between the two companies in a timely manner for successful introduction of the CR to the automotive market.

1.    SCOPE

1.1   RB hereby gives and ISS accepts the order to carry out

            development, mass-production application and test (hereinafter called "work") of a high pressure sensor - hereinafter called "Contractual Product" - for Common Rail diesel fuel injection on the basis of the XKP/HVP product family in accordance with the attached work program and schedule (Attachment 1).

      Details of the work (cf. Attachment 1) and any changes shall be - as far as necessary - agreed upon from case to case by the parties. Co-ordinator shall be for RB Department K5/ESK.

1.2 ISS will entrust suitable employees with the work and assumes responsibility that these employees fulfil the obligations of this Agreement, especially those of Sections 2, 4 and 5.

1.3 In performing the work ISS will apply the time and the degree of care necessary to achieve the best results according the acknowledged technical rules.

1.4 Meetings on the state of work and its further performance shall be held at ISS's or RB's at intervals as agreed upon from case to case.

1.5 Quarterly during the performance of the work ISS will submit to RB written reports about the results and will, not later than four weeks after the work has been fulfilled, submit a final written report about the results achieved.

1.6 ISS will inform RB without delay, if any of her employees is or becomes aware of property rights which may be relevant in connection with the work. ISS is not obliged to make inquiries.

2.    WORKING RESULTS/INVENTIONS/PROPERTY

2.1 Any results, inventions or improvements, patentable or not, made by either of the parties hereto during the course of performing its obligations hereunder shall be property solely

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                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

      owned by such inventing party. As far as the above results, inventions or improvements, patentable or not, are related to the design of the Contractual Products, the other party shall have a right, on a non-exclusive, non-transferable and royalty-free basis, to use the above results, inventions or improvements in connection with the RB CR. In other cases (e.g. inventions or improvements related to either party's core technology) such right is subject to the prior written approval of the inventing party.

      It is expressly understood between the parties that the inventions or improvements, patentable or not, having been made by the inventing party before performing its obligations hereunder or being made by the inventing party during the term of this Agreement but irrespectively from the performance of its obligations hereunder shall not be included in the above right under which the other party may use non-exclusively, non-transferable and free of charge the inventions and/or improvements of the inventing party, even if they are disclosed to the other party hereunder orally or in writing such as drawings.

2.2 Any results, inventions or improvements, patentable or not, jointly made by the parties hereto during the course of performing their obligations hereunder shall be the common property of both parties. A result, invention or improvement shall be deemed jointly made if employees of both parties contribute to the development work for such result, invention or improvement itself and such contribution is not insignificant with respect to the contribution of the employee(s) of the other party.

      The costs and expenses for the industrial property rights for such common property shall be equally borne by both parties. Either party shall obtain a prior written consent from the other if it intends to give a license to any third party with regard to such common property.

      Either party shall obtain a prior written consent from the other if it intends to give a license to any third party with regard to such common property.

2.3 Until December 31, 1999, RB is entitled to use and exploit results, inventions and improvements including common property (Section 2.2) only for diesel CR-applications, and ISS is entitled to use and exploit such results, inventions and improvements, including common property, only for non CR-applications. After that date the parties hereto are entitled to unrestricted use and exploitation of such results, inventions, improvements and common property.

3.    COMPENSATION

3.1 In return for the performance of the work and the rights granted to RB by this Agreement, RB shall pay a total amount of [ ], to be paid in instalments as follows:

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                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

      - [ ] of the total amount, [ ] after the effective date of this Agreement,

      - [ ] of the total amount, [ ] after the delivery of the [ ],

      - [ ] of the total amount, [ ] after the delivery of the [ ],

      - [ ] of the total amount, [ ] after the final report according to Section 1.5 has been submitted.

      Payments shall be made with additional VAT on ISS's account 04590 077 00 Dresdner Bank 850 800 00

3.2 Invoices referring to the number B-2643 under which this Agreement is filed shall be addressed to the co-ordinator according to Section 1.1.

3.3 The costs for additional work - to be agreed upon in advance and in writing - shall be borne by the parties on a 50:50 basis, except the costs for RB-specific variants, which shall be borne 100% by RB.

4.    COMPETING WORK FOR THIRD PARTIES/SUPPLY/MISCELLANEOUS

4.1 ISS agrees not to carry out CR application related work for third parties in which results (concerning the Contractual Product) arising from this Agreement may be used during the term of this Agreement and within 2.5 years after its expiration (i.e. until December 31, 1999), unless ISS has obtained RB's prior written approval. ISS will have the approval from RB to carry out CR-related work with third parties if - after the work has been carried out as stated in Section 1.1 - RB should not procure the minimum volumes of contractual Products as stated in Attachment 2.

4.2 ISS is not entitled to hand out any Contractual Products (samples, developed standard products) to a third party.

4.3 If RB is introducing a mass-production of the CR with Contractual Products, ISS will submit an offer for supply and, if accepted, supply RB. Details of the Supply Agreement, performance, number of pieces etc. are to be agreed upon from time to time.

4.4 Competitive conditions (price, quality, period of delivery time etc.) provided RB is willing to procure its demand, but at least a part of its demand of Contractual Products of ISS for a period of 3 years beginning after the implementation.

4.5 To ensure reliable production and supply of Contractual Products ISS, ISS Inc., Nagano and RB are prepared to conclude a respective agreement by the end of June, 1995, covering especially investment and ownership of the facilities for production, back-end packaging, testing and calibration of contractual products.

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4.6   ISS shall specify her suppliers and sub-suppliers with regard to
      Contractual Products and RB-specific variants.

4.7 ISS shall submit to RB the results of design and process FMEA-analysis, documents, specifications, processes for quality management and cases of problems.

5.    CONFIDENTIALITY/PUBLICATION

      Either party shall keep strictly confidential and secret towards third parties CR-application related working results arising from this Agreement as well as technical and commercial information obtained from the other party under this Agreement as long and as far as this information is not in the public domain or unless the disclosing party waived further secrecy in writing. The obligation to keep confidential technical and commercial information terminates five years after expiration of this Agreement.

      ISS Inc. and Nagano, to the extent they have a need to know working results arising from this Agreement as well as technical or commercial information received from RB for the purposes set forth above, shall not be deemed third parties provided they abide by the obligations of this Agreement. Insofar, ISS shall be fully responsible to ensure that the obligations of this Agreement are respected by ISS Inc. and Nagano.

6.    TERM

6.1 This Agreement shall come into effect after it has been duly signed by the parties and shall terminate on June 30, 1997 unless mutually prolonged in writing.

6.2   RB may terminate this Agreement prematurely without notice,

      - if it appears that the expected result cannot be obtained at all or not without considerably exceeding the projected costs or the date set forth above, or

      - if extraordinary circumstances occur, under which the continuation of this Agreement appears to be unreasonable for RB.

      In these cases ISS is obliged to submit the working results already obtained to RB as planned. Costs of ISS arisen up to the point of premature termination shall be borne by RB up to the maximum of the amount as stated in Section 3.1.

6.3   Sections 2, 4 and 5 shall survive any termination of this Agreement.

7.    MODIFICATIONS OR SUPPLEMENTS

7.1 This Agreement in English constitutes the entire understanding between the parties with respect to the subject matter indicated above and supersedes any previous oral or written agreement.

7.2   Any modifications or supplements to this Agreement as well as to this
      Section 7.2 shall be in writing and duly signed by the parties hereto to become legally binding.

8.    COURT OF ARBITRATION/APPLICABLE LAW/PLACE OF PERFORMANCE

      All disputes arising under this Agreement including those that may evolve from its coming into effect shall be settled in a final manner in accordance with the rules of arbitration of the Deutsche Institution fur Schiedsgerichtsbarkeit e.V. (DIS). The court of arbitration decides about the validity of this arbitration contract. The judges decision is final and binding.

      The chairmen of the court of arbitration must possess the qualification to become a judge.

      Exclusive place of performance, jurisdiction and arbitration is Stuttgart.

9.    LICENSE

      If RB intends to make or have made by a subsidiary, which is at least 50% owned or controlled, directly or indirectly, by RB, the back-end packaging, testing and calibration of the contractual high pressure sensor for the CR and/or other RB-systems, ISS and ISS Inc. hereby agree to grant a non-exclusive license (for reasonable conditions to be agreed upon) for back-end packaging, testing and calibration of the high pressure sensor for its own use. This license shall include the respective intellectual property rights, such as patents, patent applications, utility models.
      The know-how license for the design of the sensor impacts in any case no costs.

Dresden 18.5.1995                      Stuttgart 12.5.1995



ISS GMBH                               ROBERT BOSCH GMBH


Read and agreed:


San Jose, May 25, 1995


ISS INCORPORATED


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
                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

                                  Attachment 1

                                      [ ]

                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

                                  Attachment 2

                                      [ ]